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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): June 15, 2006



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation
           under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2006, Eastman Kodak Company ("Kodak") refinanced $500 million 6.375% Medium-Term Notes, Series A, due June 15, 2006. This indebtedness was refinanced with a $500 million seven-year Term B-2 Note issued under the Company's existing $2.7 billion Credit Agreement, dated as of October 18, 2005, among Eastman Kodak Company and Kodak Graphic Communications Canada Company as Borrowers, Lloyds TSB Bank as Syndication Agent, Citicorp USA Inc. as Administrative Agent, the initial lenders named therein and Citgroup Global Markets Inc. as Lead Arranger and Bookrunner (the "Secured Credit Agreement"). The seven-year Term B-2 Note was initially comprised of a $250 million floating rate eurodollar advance with a one-month interest period at a rate of 7.45% and a second $250 million floating rate eurodollar advance with a two-month interest period at a rate of 7.52%. This Term B-2 note may be pre-paid in whole or in part at interest reset dates without penalty. Pursuant to the terms of the Secured Credit Agreement, $500 million remained available under the seven-year term loan facility for advance at any time until June 15, 2006, in contemplation of this planned refinancing.

The obligation is secured by existing pledges by Kodak of substantially all its U.S. and U.S. subsidiaries' assets, including accounts receivable, inventory, personal property and equipment, intellectual property and investments, but excluding real property, "Principal Properties" and equity interests in "Restricted Subsidiaries." In addition, the capital stock of "Material Subsidiaries" is pledged as collateral security.

In the event of a default by Kodak under the Secured Credit Agreement, the lenders may declare any principal amount then outstanding, and all accrued interest and other amounts payable by Kodak under the Secured Credit Agreement, to be immediately due and payable. Kodak's obligations under the Secured Credit Agreement would be accelerated automatically in the event a federal bankruptcy order is entered against Kodak. Other defaults under the Secured Credit Agreement which could result in the acceleration by the lenders of Kodak's obligations include the occurrence of certain other bankruptcy and insolvency events, non-payment of advances when due or of interest within five business days after its due date, failure to comply with certain affirmative and negative covenants, including financial covenants, the material inaccuracy of Kodak's representations and warranties under the Secured Credit Agreement when made, non-payment or defaults which could result in the acceleration of other debt in the amount of $50 million or more, and a change of control of Kodak.

The Secured Credit Agreement is an exhibit to Kodak's 2005 Form 10-K, incorporated by reference to the Eastman Kodak Company Current Report on Form 8-K, filed on October 21, 2005 as Exhibit 4.1.


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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EASTMAN KODAK COMPANY



                                          By: /s/ Richard G. Brown, Jr.
                                          -----------------------------
                                          Richard G. Brown, Jr.
                                          Controller

Date:  June 21, 2006